EXHIBIT 10.01

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”) entered into as of this 19th day of October, 2022, (the “Effective Date”) by and between RAMASAMY BALASUBRAMANIAN, an individual (the “Seller”) with an address located at 21-B, 5th Cross Street (South Phase), Thiru-Vi-Ka Industrial Estate, Guindy, Chennai-600032, Tamilnadu, India, and POWER AMERICAS RESOURCE GROUP LTD., a Nevada corporation, with its principal office located at 30211 Avenida de Las Banderas, Suite 200-2002, Rancho Santa Margarita, CA 92688, (the “Buyer”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller is the owner of various proprietary assets and intellectual property known as “Twin Infra” (the “Assets”), which is a complete IT solution for the Construction/Infrastructure industry based on the concept of “Digital Twin.” A Digital Twin is a virtual representation of an object or system that spans its lifecycle from concept to retirement. It is manifested as an Analytical/Digital or 3D Model and is updated from real time-data, that is fed by people, equipment, or sensors to help in decision making and optimization. Twin Infra module is an integrated cloud platform to manage data models, people, process, and assets throughout the lifecycle of a construction project. Twin Infra module has predictive analytic features to anticipate and forecast in all the stages of Construction/Infra. It works on public, private, and virtual cloud infrastructure and uses Artificial Intelligence for operational insights and efficiency (collectively, the application of the Twin Infra solution in the construction or infrastructure industries is referred to hereinafter as the “Digital Twin Technology”); and,

WHEREAS, the Seller desires to sell and Buyer desires to purchase the Assets, including but not limited to know-how, trade secrets, supply lists and other assets and intellectual property of any kind, relating directly or indirectly to the Digital Twin Technology which is owned by the seller as on the date of this Agreement; and,

WHEREAS, Seller acknowledges that any and all rights, title, and/or privilege in respect of the Assets, are being forever discharged, sold and transferred to Buyer; and,

WHEREAS, prior to Closing, Seller shall enter into certain agreements relating to the continued operation of the Digital Twin Technology and shall assume certain management and board positions with the Buyer but shall not be liable for any actions of the Buyer prior to the Effective Date; and,

WHEREAS, the foregoing recitals are true and accurate and express the intentions of the Parties hereto and are hereby incorporated by this reference into the Agreement; and,

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Article 1

Purchase and Sale of Assets

1.1 Assets, Properties and Digital Twin Technology to be Transferred. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth, at the Closing (as hereinafter defined) Seller will sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s Assets related to the Digital Twin Technology of every kind, nature, and description, real, personal and mixed, tangible and intangible, with such Assets being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, in each case all Assets, rights, properties and Digital Twin Technology shall be free and clear of all mortgages, liens, encumbrances, equities, claims and obligations to other persons of every kind and character except as hereinafter set forth. It is expressly understood that the sale of the Assets includes the following rights:

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(a) Intellectual Property. All trademarks and trademark applications, and all patents and patent applications, and any trade secrets, and “know-how” held relating to the Assets by Seller, in Seller’s possession or that may be reasonably acquired by Seller relating to all customer lists, vendor and supplier lists and any other proprietary information and trade secrets relating to the Digital Twin Technology prior to the date of this Agreement; and,

(b) World-Wide Rights. Buyer shall have the sole and exclusive world-wide right to distribute and sell, or to enter into various agreement with third parties to distribute and sell Assets and any such related products with the terms and conditions of any such agreements being determined by the Buyer at its sole discretion; and,

(c) Books and Records. All papers, documents, computerized databases, and records of Seller related to the Assets, including without limitation all, sales records, marketing records, purchase records, accounting and financial records, maintenance and production records, vendor lists and information.

Article 2

Purchase Price; Allocation and Restrictions

2.1 Purchase Price. The purchase price (“Purchase Price”) to be paid by Buyer for the Assets shall be Fifty Million (50,000,000) restricted shares (the “Shares”) of the Company’s common stock to be issued to Seller, or his assigns, concurrently with the Closing.

2.2 Restrictions. The Shares to be issued to the Seller pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the Seller to Buyer. The Shares to be issued by Buyer to Seller pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the Shares of the Buyer’s Common Stock issued pursuant to this Agreement will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

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Article 3

Liabilities

3.1 No Liabilities Assumed by the Buyer. The Buyer shall not assume or incur, and the Seller shall remain liable to pay, perform and discharge, all liabilities and obligations of the Seller (i) with respect to federal, state and local taxes of every kind and character including sales or use taxes resulting from (or in any way connected with) the operation of the Seller’s Assets prior to the Closing Date (including any state or local taxes resulting from or in any way connected with the transactions contemplated by this Agreement), (ii) with respect to pending or threatened litigation, whether or not disclosed to the Buyer, including accrued fees, if any, of counsel in respect thereof, (iii) based upon, arising out of or otherwise in respect of any express or implied representation, warranty, agreement or guaranty to a customer, user or purchaser made or claimed to have been made by the Seller, or arising out of or due to, or asserted to be arising out of or due to, any product sold or service provided by the Seller on or prior to the Closing Date, including product liability claims relating thereto, (iv) for violations by the Seller of any statute, ordinance, regulation, order, judgment or decree, (v) under any contract, lease of the Seller as to which the Seller’s rights, benefits and privileges are not transferred and assigned to the Buyer and which Buyer has not expressly assumed on the Closing Date, (vi) for the payment of any of the Seller’s broker’s commissions, finder’s fees, investment banking fees or legal fees accrued and payable with respect to the sale of the Assets to the Buyer, (vii) not directly related to the Digital Twin Technology of the Seller, (viii) arising out of Seller’s breach of this Agreement including any representation or warranty contained herein. Notwithstanding anything herein to the contrary, Buyer shall assume all liabilities arising out of any unfilled customer orders outstanding at Closing and for which Buyer will be entitled to any future payments relating thereto.

3.2 No Liabilities Assumed by the Seller. The Seller shall not be liable for any such liability in respect of the consideration received or the position to be held in the Company for all such acts of the company which are attributable to acts which have occurred prior to the closing date including but not limited to:

(a) Any such civil or criminal liability arising out breach of any contractual terms entered into by the company prior to the date of this Agreement;

(b) Any damages or compensation to be paid by the Company on account of any or all such acts of the company prior to the date of this Agreement;

(c) All such consumer claims which may be pending as against the company if any as on the date of this Agreement or to be brought against the company for any or all such acts of the company prior to the date of this Agreement; and

(d) Any violation of the Applicable statute by the Company prior to the date of assumption of position by the Buyer in the Management and board of the Company.

Article 4

Investigation

4.1 Investigation by Buyer of Seller’s Records and Documents. Buyer shall have the right during normal business hours and with reasonable notice at the office(s) of Seller to review and obtain copies of any and all documents relating to the Assets including but not limited to title policies, deeds, leases, contracts, royalty agreements, intellectual property documents, permits, licenses, production reports, financial and operational reports and all other documents related to the Assets. In the event Buyer’s review of such documentation results in a determination that the Assets are not suitable for Buyer’s purposes, Buyer reserves the right to terminate this Agreement prior to Closing.

4.2. Investigation by Seller of Buyer’s Records and Documents. Seller shall have the right during the normal business hours and with reasonable notice at the Office(s) of Buyer to review and obtain copies of any and all documents relating the Buyer including but not limited to title policies, deeds, leases, contracts, royalty agreements, intellectual property documents, permits, licenses, production reports, financial and operational reports and all other documents pertaining to the functioning of the Buyer which may be determinative of the value of the consideration agreed upon between the parties herein.

In the event that the review of all records and documents demonstrates that the consideration as stated herein is insufficient to support this Agreement, Seller reserves the right to terminate this Agreement prior to Closing.

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Article 5

Representations and Warranties of the Seller

As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that the Buyer shall rely thereon, the Seller represents and warrants to the Buyer the following (both as of the Closing Date and as of the date hereof):

5.1 Status and Good Standing. Seller operating as a sole-proprietorship with full power to operate and to conduct the Digital Twin Technology as the same exist at the date hereof. Seller is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary.

5.2 Authorization. The Seller has full power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to take all actions required to be taken by Seller pursuant to the provisions hereof. This Agreement constitutes the valid and binding obligation of the Seller enforceable in accordance with its terms.

5.3 Non-Contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including, but not limited to, the Seller’s assignment to the Buyer of any contract), does or will violate, conflict with, result in breach of any material provision of, constitute a default under, result in the termination of or permit any third party to terminate (with or without notice, lapse of time or pursuant to any legal or equitable principle) or accelerate the performance required on the part of the Seller by the terms of, any material agreement or instrument (including, but not limited to, any contract) to which the Seller is a party or by which the Seller or any of its assets is subject or bound, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in or restriction on the use of any of the Assets.

5.4 Governmental Approvals. Seller will make any and all filings with and obtain consent of or approval by any and all governmental, administrative or regulatory bodies, agencies, or commissions required in connection with the sale and transfer of the Assets by the Seller as contemplated hereby. Seller will identify any and all such filings and required approval after the execution of this Agreement.

5.5 Litigation. There are no private actions, suits, audits, proceedings, or investigations of any kind pending, or threatened, against the Seller or any of the Assets or relating to the Digital Twin Technology of the Seller, nor is there any basis, therefore. There are no outstanding judgments, orders, writs, injunctions, or decrees of any court against or affecting the Seller or any of the Assets.

5.6 Taxes. The Seller has filed (or caused to be filed), within the times and within the manner prescribed by law, all federal, state, local, foreign, and other tax returns and tax reports (“Tax Returns”) which are required to be filed by, or with respect to, the Digital Twin Technology and assets of the Seller. Such Tax Returns are accurate, correct, and complete, reflect accurately all liabilities for taxes of Seller for the period covered thereby and all amounts shown as owing thereon have been, or are scheduled to be, paid. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, the Seller have been fully paid or adequately disclosed and fully provided for by adequate reserves on the books and on the financial statements of the Seller. There has been no prior examination of any Tax Return of the Seller and none is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Seller.

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5.7 Tangible and Assets. Set forth on Schedule A attached hereto is a complete and accurate list of all the asset presently owned by Seller and material to the Digital Twin Technology or necessary to the continued operation of the Digital Twin Technology. Notwithstanding the foregoing and anything herein to the contrary, Assets, as those terms are used herein Seller, on the Closing Date, will have good and marketable title to all Assets, free and clear of any other liens, claims, encumbrances, and security interests. Notwithstanding the foregoing, the Parties hereto agree that any such liens or other such liabilities in existence shall be fully satisfied concurrently upon the Closing. All Assets are sold “AS IS, WHERE IS,” with all faults. There are no implied warranties or representations by the Seller as to any of the Assets, including any warranty of fitness for a particular purpose, and any such implied warranty is hereby disclaimed.

5.8 Compliance with Law. Seller has no knowledge of any violation of any applicable law, ordinance or regulation including any Environmental Laws (as hereinafter defined). All permits, licenses and other governmental authorizations and approvals required to conduct the Digital Twin Technology of the Seller and to use and occupy its premises have been obtained and are in full force and effect. There is no proceeding pending, or threatened, against the Seller which may result in the revocation, cancellation, suspension, or any adverse modification of any of such permits, licenses, governmental authorizations or approvals.

5.9 Assets Complete. Except for those assets of Seller not being purchased pursuant to this Agreement, the Assets constitute all of the material assets, intellectual property, if any, and rights used by the Seller in the conduct of its Digital Twin Technology. Upon the transfer of the Assets to the Buyer at the Closing, the Buyer will own all of the assets and rights necessary for it to conduct the Digital Twin Technology in a manner consistent with the manner in which the Seller conducted the Digital Twin Technology on the date hereof and in which the Seller will conduct the Digital Twin Technology on the Closing Date.

5.10 Warranties. The Seller has not given (or made) any warranties to third parties with respect to any products sold by it, or any services performed by it except for warranties implied by law.

5.11 No Changes Prior to Closing Date. Up to the Closing Date, the Seller will operate its Digital Twin Technology in its normal and customary course. The Seller will not make any changes or disruptions to the Digital Twin Technology which are not in line with the normal course of the operations of the Digital Twin Technology.

5.12 Disclosure. Neither this Agreement nor any financial statements or any schedule, exhibit or certificate delivered to the Buyer or any document or statement in writing which has been supplied by or on behalf of the Seller, or agents in connection with the transactions contemplated hereby, contains any untrue statement of material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Seller which materially and adversely affects the Digital Twin Technology, or the prospects or financial condition of the Seller or its properties or assets, which has not been set forth in this Agreement or in the schedules or certificates in writing furnished in connection with the transactions contemplated by this Agreement. No representations of Seller as a result of this Agreement shall in anyway be construed as any promise or representation by Seller of financial performance of the Digital Twin Technology after Closing.

Article 6

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller the following:

6.1 Status and Good Standing. The Buyer will be a corporation duly organized, validly existing and in good standing, under the laws of the State of Nevada. The Buyer has full power and authority under its articles of organization and regulations to own and lease its properties, to conduct its business as the same exists at the date hereof and, from and after the Closing Date, to operate and conduct the Digital Twin Technology.

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6.2 Authorization. The Buyer has full power and authority under its articles of organization and regulations all necessary action to authorize the execution and delivery of this Agreement and will have taken as of the Closing Date all necessary action to authorize the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Buyer enforceable in accordance with its terms.

6.3 Restrictions. The Buyer is not subject to nor has knowledge of any restriction contained in any charter, bylaw, regulations, mortgage, lien, lease, agreement, instrument, order, judgment, decree, law, or regulation that would prevent the consummation of the transactions contemplated by this Agreement.

6.4 Disclosure. No statement of fact by the Buyer in this Agreement or in any written statement or certificate furnished or to be furnished to the Seller pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements herein or therein not misleading. Neither this Agreement nor any financial statements or any schedule, exhibit or certificate delivered to the seller or any document or statement in writing which has been supplied by or on behalf of the buyer, or by any of the Buyer’s directors, officers, or agents in connection with the transactions contemplated hereby, contains any untrue statement of material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Buyer which materially and adversely affects the Digital Twin Technology, or the prospects or financial condition of the Company or its properties or assets, which has not been set forth in this Agreement or in the schedules or certificates in writing furnished in connection with the transactions contemplated by this Agreement.

6.4 Government Approvals and Filings. The Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the transactions contemplated hereby. No other consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by the Buyer in connection with its delivery and performance of this Agreement.

Article 7

Covenants of the Seller

The Seller covenants, agrees and acknowledges as follows:

7.1 Operation in Ordinary Course. Up to the Closing Date, the Seller will operate at its Digital Twin Technology in its normal and customary course. The Seller will not make any changes or disruptions to the Digital Twin Technology which are not in line with the normal course of the operations of the Digital Twin Technology.

7.2 Consents. The Seller shall act in good faith and use its best efforts to obtain, prior to the Closing Date, all consents, approvals and waivers of lessors, landlords, suppliers and such other third parties as may be requested by the Buyer as necessary to permit the assignment to the Buyer on the Closing Date of the Seller’s contracts and the consummation of the sale of the Assets to the Buyer as contemplated hereby.

7.3 Assets to be Sold. Seller hereby warrants that as of the date of execution of this Agreement there are no assets as referred herein now owned by Seller that are not listed in the exhibits attached hereto and that at the time of Closing.

Article 8

Closing of Purchase and Sale/Effect of Termination

8.1 Closing. Closing of the purchase and sale provided for herein (the “Closing”) shall take place at on or before 4:00 P.M., October 31, 2022, or at such other date as the parties shall mutually agree upon (the “Closing Date”).

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8.2 Effect of Termination. In the event of termination and abandonment of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto; provided, however, that nothing herein shall release any party from liability for any breach of this Agreement occurring prior to such termination.

Article 9

Closing Conditions/Deliveries at Closing

9.1 Conditions Precedent to Obligations of the Buyer. The obligations of the Buyer to proceed with the transactions contemplated hereunder to be consummated at the Closing are subject, at the option of the Buyer, to the fulfillment of each and all of the following conditions at or prior to the Closing Date:

(a) All of the representations and warranties of the Seller contained in Article 5 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b) All actions and proceedings hereunder and documents and other papers required to be delivered by the Buyer hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been approved by the Buyers legal counsel, as to their form and substance.

9.2 Conditions Precedent to Obligations of the Seller. The obligations of the Seller to proceed with the transactions to be consummated hereunder at the Closing, shall be subject, at the option of the Seller, to the fulfillment of each and all of the following conditions at or prior to but no later than the Closing Date or extension thereof agreed upon by the Parties:

(a) All of the representations and warranties of the Buyer contained in Article 6 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b) There shall have been delivered to the Seller a copy of resolutions duly adopted by the members of the Buyer authorizing and approving the execution and delivery of this Agreement by the Buyer and authorizing the Buyer to consummate the transactions contemplated hereby.

(c) Buyer shall have delivered payment for the Purchase Price to the Seller pursuant to paragraph 2.1 above Forty Million (40,000,000) shares of common stock of the Buyer.

(d) All actions and proceedings hereunder and documents and other papers required to be delivered by the Buyer hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been approved by Seller’s legal counsel, as to their form and substance.

Article 10

Survival of Representations and Warranties; Indemnification

10.1 Survival of Representations and Warranties. All of the representations and warranties of the Buyer and the Seller contained in this Agreement shall survive the Closing.

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10.2 Sellers Indemnity Agreement. Seller shall indemnify, defend, and hold harmless the Buyer from and against;

(a) Any and all liabilities and obligations (including without limitation, federal, state or other taxes of whatever kind, including sales or use taxes resulting from this transaction plus any assessments, interest and penalties thereon) of, or claims or causes of action against the Buyer, the Assets or the Seller which arise with respect to any period (or periods) of operation of the Digital Twin Technology by the Seller ending on or prior to the Closing Date which are not specifically assumed by the Buyer pursuant to this Agreement.

(b) Except as otherwise provided herein above, any and all liabilities, obligations and/or losses resulting from any breach of any representation and warranty or nonfulfillment of any covenant on the part of the Seller to Buyer contained in this Agreement, or any other agreement, certificate or other instrument furnished or to be furnished to the Buyer by the Seller pursuant to this Agreement.

(c) Any and all liabilities, obligations and/or losses resulting from any Products Liability (as hereinafter defined) arising at any time with respect to any product sold by the Seller on or before the Closing Date. For the purposes of this Agreement, “Products Liability” means any liability to which the Seller (or the Buyer or any affiliate thereof as successor to the Digital Twin Technology of the Seller) may become subject insofar as such liability is based upon, arises out of or is otherwise in respect of any express or implied representation, warranty, agreement or guaranty to a customer, user or purchase made or claimed to have been made by the Seller or arising out of or due to, or asserted to be arising out of or due to, any use of the asset by the Seller on or prior to the Closing Date.

(d) All actions, suits, proceedings, demands, assessments, judgments, costs, and expenses, including fees and disbursements of counsel, incident to any of the foregoing.

10.3 Buyer’s Indemnity Agreement. The Buyer shall indemnify, defend, and hold harmless the Seller from and against:

(a) Any and all liabilities and obligations (including without limitation, federal, state, or other taxes of whatever kind, but excluding any sales or use taxes resulting from this transaction or any assessments, interest and penalties thereon) of, or claims or causes of action against the Buyer, the Assets or the Seller which arise with respect to any period (or periods) of operation of the Digital Twin Technology by the Buyer prior to the Closing Date .

(b) Any and all liabilities, obligations and/or losses resulting from any material breach of any representation and warranty or nonfulfillment of any covenant on the part of the Buyer to Seller contained in this Agreement, or any other agreement, certificate or other instrument furnished or to be furnished to the Seller by the Buyer pursuant to this Agreement.

(c) Any and all liabilities, obligations and/or losses resulting from any Products Liability (as hereinafter defined) arising at any time with respect to any product sold by the Buyer after the Closing Date. For the purposes of this Agreement, “Products Liability” means any liability to which the Seller or the Buyer or any affiliate thereof as successor to any business of the Seller may become subject insofar as such liability is based upon, arises out of or is otherwise in respect of any express or implied representation, warranty, agreement or guaranty to a customer, user or purchaser made or claimed to have been made by the Buyer or arising out of or due to, or asserted to be arising out of or due to, any product sold by the Buyer prior to the Closing Date.

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(d) The Buyer shall indemnify, defend and hold harmless, the Seller promptly upon demand at any time and from time to time, against any and all Losses relating to or arising out of or in connection with any actual or threatened claim, legal action, proceeding, suit, litigation, prosecution, mediation, arbitration or enquiry (together, a “Claim”) by or against the Buyer or the Seller arising out of or in connection with (collectively referred to as “Indemnification Events”):

(i) a breach of any covenant or obligation of the Buyer contained herein; and/or

(ii) any liabilities (including contingent liabilities, whether or not known or contem plated at the time of execution of this Agreement) of the Buyer, the Buyers not completely dis closed to the Seller in writing prior to the date of this Agreement; and/or

(iii) any pending or threatened claims against the Buyer, or any claims which may be made against the Buyer, and which relate to or arise out of, the period prior to the date of this Agreement not completely disclosed to the Seller in writing prior to the date of this Agreement; and/or

(iv) a breach of any representation or Warranty or undertaking or covenant made by the Buyer in this Agreement; and /or

(v) The non-performance (in whole or in part) by the Buyer of any of its covenants or obligations contained in this Agreement.

(e) Indemnification rights of the Seller under this Agreement are independent of, and in ad- dition to, such other rights and remedies as the Seller may have at law or in equity or otherwise, including the right to seek specific performance, rescission, restitution or other injunctive relief, none of which rights or remedies shall be affected or diminished thereby.

10.4. Indemnification Procedure. The indemnified party shall give the indemnifying party prompt written notice of the assertion of any third-party claim of which the indemnified party has knowledge, which is covered by the indemnity agreement set forth above. The indemnifying party will undertake the defense thereof by representatives chosen by the indemnifying party, but acceptable to the indemnified party in its reasonable discretion. If the indemnifying party, within a reasonable time after notice of any such claim fails to defend, the indemnified party will have the right to undertake the defense, compromise, or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise, or final determination thereof. Anything in this Section 8.4 to the contrary withstanding, if there is a reasonable probability that a claim may materially and adversely affect the Buyer other than as a result of money damages or other payments, the Buyer shall have the right, at the cost and expense of the indemnifying party, to defend, compromise, or settle such claim. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been consummated, or the parties shall have arrived at a mutually binding agreement, with respect to each separate third party claim indemnified hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party with respect to such claim and the indemnifying party shall pay such sums to the indemnified party in cash or by certified check, within thirty (30) days after the date of such notice.

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10.5 Liability Limitations. No party shall have any liability under this Agreement unless notice of such claim is given on or before the latter of (i) the second anniversary of the Closing Date or (ii) the second anniversary of the date on which such claim accrued. However, claims may be asserted with respect to Product Liability matters, tax matters, environmental matters, or ERISA matters at any time on or before the date upon which the loss or liability to which any such claim may relate is barred by all applicable statutes of limitation.

Article 11

Miscellaneous

11.1 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of all parties hereto as to the contents and the manner of presentation and publication thereof.

11.2 Non-Disclosure. Buyer agrees not to disclose to others any confidential or proprietary information of Seller acquired during the course of discussions, negotiations, and investigation of the business of Seller, except as may be specifically authorized in writing by a duly authorized representative of Seller. The confidential or proprietary information in this context includes but is not limited to the following: financial statements, tax returns, business plans, loan applications, customer lists, and product pricing. Buyer also agrees to do all things necessary to prevent any of Buyer’s employees, representatives, and agents from disclosing any such information to third persons. Buyer further agrees to use any confidential or proprietary information disclosed to Buyer solely for the purpose of determining whether to purchase the business of Seller. On termination of this Agreement, Buyer shall surrender to Seller all originals and all copies of such information in Buyer’s possession. Buyer and Seller agree that the confidential or proprietary information shall not include any information that is already known to Buyer; is or becomes publicly known through no wrongful act of Buyer or by Buyer’s employees, representatives, or agents; or is approved for release by Buyer by written authorization from Seller.

11.3 Knowledge. As used in this agreement, the terms “knowledge”, “information” and “belief”, with respect to the Buyer or Seller, means the actual knowledge, information, or belief, as the case may be, after due inquiry of any of its members, officers, directors or shareholders.

11.4 Gender. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

11.5 Expenses. Except as otherwise specifically provided herein, the Buyer, and the Seller shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

11.6 Entire Agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified, amended, or terminated except by a written instrument specifically referring to this Agreement signed by all of the parties hereto.

11.7 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

11.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when (i) personally delivered or (ii) three (3) business days after mailing, postage prepaid, by certified mail or (iii) when delivered (and receipted for) by an overnight delivery service, addressed to the address as set forth in the preamble hereto. The Seller or the Buyer may change its address for the giving of notices and communication by written notice to the other party in conformity with the foregoing.

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11.9 Rights of Third Parties. All conditions of the obligations of the parties hereto, and all undertakings herein, are solely and exclusively for the benefit of the parties hereto and their successors and assigns. No other person or entity shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms, or be entitled to assume that any party hereto will refuse to consummate the purchase and sale contemplated hereby in the absence of strict compliance with any or all thereof. No other person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

11.10 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.11 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Nevada, with no effect given to the principles of conflicts of law.

11.12 Parties in Interest. This Agreement may not be transferred, assigned, pledged, or hypothecated by any party hereto, other than by operation of law or with the written consent of the other party hereto. This Agreement shall be binding upon and shall inure to the benefit of the party hereto and their respective successors and permitted assigns. All assignments or attempted assignments shall be deemed valid only if in writing.

11.13 Counterparts. This Agreement may be executed in multiple counterparts, all of which taken together shall constitute one instrument.

11.14 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Buyer and the Seller.

11.15 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

11.16 Settlement of Disputes. The following agreements are made with respect to the settlement of disputes arising under the terms and conditions of this Agreement:

(a) If a dispute arises out of or relates to this Agreement (including Exhibits), or the breach or default of this Agreement, the parties shall first, in good faith, attempt to negotiate a settlement of that dispute, breach or default.

(b) If the dispute, breach, or default cannot be settled through negotiation, the parties agree and shall proceed to binding arbitration through the American Arbitration Association in accordance with its Commercial Arbitration Rules under the Federal Arbitration Act, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

(c) Any provisional remedy (including injunctive relief) which a party to this Agreement may want to elect shall be available notwithstanding the provisions relating to arbitration of disputes. Any party may seek such provisional remedy from the appropriate court of law pending arbitration, and such proceeding in which the provisional remedy was sought will then be stayed pending the final award of the arbitration.

(d) The expenses of arbitration conducted pursuant to this paragraph shall be borne by the parties in such proportions as the arbitrator(s) shall decide.

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11.17 Negotiation of the Agreement. This Agreement was fully reviewed and negotiated on behalf of each party by legal counsel representing their interests and shall not be construed against the interests of either party as the drafter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on this ____ day of October 2022.

SELLER:

By:	Ramasamy Balasubramanian

BUYER:

POWER AMERICA RESOURCE GROUP LTD.

By:	Mark Croskery
Its:	Chief Executive Officer

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EXHIBIT A

Assets

The Assets shall include without limitation the following:

1.

Intellectual Property. “Twin Infra”, is a complete IT solution for the Construction/Infra industry based on the concept of “Digital Twin”. Twin Infra is a complete project process and analytics platform that covers design, plan, build and maintenance phase of the Construction/Infra business. The solution will be available both as a cloud and on-premises solution with options to own or subscribe on multiple platforms and devices while leveraging Artificial Intelligence and Blockchain for operational insights and efficiency. The functionality of the Twin Infra software being acquired include:

•	Twin Infra module is an integrated cloud platform to manage data models, people, process, and assets throughout the lifecycle of a Building which will be immensely helpful to the Construction/Infra industry in multiple ways.

•	The software is built on modern, collaborative, mobile and intuitive UX interface.

•	Twin Infra module has predictive analytic features to anticipate and forecast in all the stages of Construction/Infra.

•	Twin Infra works on public, private, and virtual cloud infrastructure and uses Artificial Intelligence for operational insights and efficiency.

•	The software can be subscribed by the Customers on SaaS/PaaS with annual user subscription or site-based licensing model.

•	Twin Infra module is targeted for the Construction/Infra, Infrastructure, Engineering, procurement and Construction/Infra, Industrial project Companies (EPC) and business process across the Countries.

•	Twin Infra encompasses key workflows of these industries that helps the Construction/Infra Companies to deliver projects in an economical, with better quality and within the targeted timelines.

2.

All of the intangible assets, including (i) specifications, processes, know-how, blueprints, drawings, designs, patterns, copyrights, information and documents (including logbooks) relating to research and development, whether or not completed, in each case relating to or used or useful in connection with the Digital Twin Technology and (iii) all permits, royalties, claims, and licenses. Seller will provide all copies of all items listed in this paragraph including all electronic product, records, and programs.

3.

All books and records of Seller necessary to the conduct of business of Seller, including without limitation all customer files, sales information, customer service records, customer service, promotional literature and photographs, health and safety information, and training materials utilized by Seller. Books and records shall not include bank records, financial statements of Seller, tax returns of Seller, or any other records necessary for Seller’s compliance with federal and state laws and regulations unless such records are necessary for Buyer’s compliance with federal and state laws and regulations.

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